Exhibit D-3

                            UNITED STATES OF AMERICA
                                   BEFORE THE
                      FEDERAL ENERGY REGULATORY COMMISSION



The Cleveland Electric Illuminating Company     )
            and                                 )
Pennsylvania Electric Company,                  )
                              (Transferors)     )
                                                )
            and                                 )Project No.  2280
                                                )     (Seneca)
The Cleveland Electric Illuminating Company,    )
                              (Transferee).     )



                         JOINT APPLICATION FOR APPROVAL
                         OF PARTIAL TRANSFER OF LICENSE

      Pursuant to section 8 of the Federal Power Act ("FPA"), 16 U.S.C. section 801, and Part 9 of the Regulations of the Federal Energy Regulatory Commission ("Commission"), 18 C.F.R. Part 9 (1998), The Cleveland Electric Illuminating Company ("CEI") and Pennsylvania Electric Company ("Penelec") (and hereinafter referred to together as "Transferors"), licensees for the Seneca Pumped Storage Generating Station ("Project"), hereby apply for an order authorizing the transfer of that portion of the license held by Penelec to CEI.

      Located on the Allegheny River in Warren County, Pennsylvania at the U.S. Army Corps of Engineers Allegheny River Reservoir Project and having installed capacity of 451.8 MW, the Project received a 50-year license from the Federal Power Commission ("FPC") in 1965. Pennsylvania Electric Company, 34 F.P.C. 1567
(1965). Penelec currently owns a 20% undivided interest in the Project. The remaining 80% undivided interest is owned by CEI, a wholly-owned subsidiary of FirstEnergy Corp. ("FirstEnergy"). Together with its affiliated companies within the GPU, Inc. holding company system, Penelec is involved in a restructuring of its utility assets and has elected to sell all of its generating facilities. Following a series of negotiations with FE Acquisition Corp. ("FE Acquistion"), another subsidiary of FirstEnergy, Penelec entered into an agreement to sell its ownership interest in the Project to FE Acquisition. Subsequent to the execution of that agreement, FE Acquisition assigned its contractual rights to CEI. The instant application reflects the proposed transfer of Penelec's 20% interest in the Project directly to CEI.
      In support of this application, the Transferors and the Transferee make the following showings:
(1) CEI is incorporated under the laws of the State of Ohio, as is FirstEnergy, which is an exempt holding company under the Public Utility Holding Company Act of 1935. Certified copies of CEI-Transferee's Articles of Incorporation, Code of Regulations (corporate by- laws), and evidence of its authorization to conduct business in the Commonwealth of Pennsylvania were submitted to the FPC as Exhibits A-1a, A-2a, and A-4a, respectively, to the application for the Project license. Except to the extent that the Articles of Incorporation and the Code of Regulations may have been amended since 1965, the articles, regulations, and certificate remain in full force and effect.
(2) CEI, as Transferee, commits to submit to the Commission certified copies of all instruments of conveyance whereby title to Penelec's interest in the project properties is conveyed to it, upon the completion of such conveyance, if and when (a) the Commission shall have given its approval to the transfer of the license proposed herein and (b) the proposed transfer has been consummated.
(3) If and when the Commission shall have given its approval to the proposed transfer, and upon consummation of the proposed transfer and the completion of the conveyance of Penelec's interest in the project properties to CEI, as Transferee, CEI will permanently retain all such instruments of conveyance along with all license instruments and all maps, plans, specifications, contracts, reports of engineers, accounts, books, records and all other papers and documents relating to the original Project and to all additions and betterments thereof.
(4) The Transferors certify that, to the best of their knowledge, they have fully complied with the terms and conditions of the license for the Project, as amended, that they have fully satisfied and discharged all of their liabilities and obligations under such license to the date hereof, and that they obligate themselves to pay all annual charges accrued under the license to the date of transfer.

(5) Contingent upon the final written approval by the Commission of the transfer of the license and consummation of the proposed transaction, CEI, as of the date of transfer, reaffirms its acceptance of all of the terms and conditions of said license, as amended, and of the FPA, and, subject to its rights as successor in interest to Penelec, agrees to continue to be bound thereby to the same extent as though it were the sole and original licensee thereunder.
(6) The names, titles, and addresses of the persons to whom correspondence in regard to this application should be addressed are as follows:

      For Transferors:
            (a)   Kevin P. Murphy
                  FirstEnergy Corp.
                  76 South Main Street
                  Akron, Ohio 44038
                  (330) 761-4208

            (b)   Brian J. McManus
                  Jones, Day, Reavis & Pogue
                  1450 G Street, N.W.
                  Washington, D.C. 20005-2008
                  (202) 879-5452

            (c) William J. Madden, Jr. Winston & Strawn 1400 L Street, N.W. Washington, D.C. 20012 (202) 371-5700

            (d)   Timothy N. Atherton
                  Senior Attorney
                  GPU Service, Inc.
                  1001 Broad Street
                  Johnstown, Pennsylvania 15907
                  (814) 533-8397

      and

      For Transferee:

            (a)   Kevin P. Murphy
                  FirstEnergy Corp.
                  76 South Main Street
                  Akron, Ohio 44308
                  (330) 761-4208

            (b)   Brian J.  McManus
                  Jones,  Day,  Reavis & Pogue
                  1450 G Street, N.W.
                  Washington, D.C. 20005-2008
                  (202) 879-5452

      The foregoing individuals should be placed on the official service list to be compiled by the Commission's Secretary in this proceeding.

      (7) After the license transfer has become effective, correspondence and communications relating to the Project should be directed to:
            (a)   Guy L. Pipitone
                  Vice President - Fossil Production
                  FirstEnergy Corp.
                  76 South Main Street
                  Akron, Ohio 44308
                  (330) 384-5799

            (b)   Anthony J. Alexander
                  Executive Vice President and General Counsel
                  FirstEnergy Corp.
                  76 South Main Street
                  Akron, Ohio 44308
                  (330) 384-5793


      To the extent that this  application  may not  technically  conform to the
Commission's  regulations,   waiver  of  any  such  regulation  is  respectfully
requested.
      WHEREFORE, the Transferors request that the Commission authorize the transfer of Penelec's 20% interest in the Project No. 2280 to CEI, as Transferee.


April 1, 1999

      IN WITNESS WHEREOF, CEI, as Transferor, has caused its name to hereunto signed by Guy L. Pipitone, its Vice President, and its corporate seal to be hereunto affixed by Nancy C. Ashcom, its Corporate Secretary, thereunto duly authorized this 26th day of March, 1999.

                                                THE CLEVELAND ELECTRIC
                                                  ILLUMINATING COMPANY




                                                By:  /s/ Guy L. Pipitone
                                                     ------------------------
                                                      Guy L. Pipitone
                                                      Vice President
Attest:


  /s/ Nancy C. Ashcom
  -------------------
      Nancy C. Ashcom
      Corporate Secretary

Corporate SEAL

      IN WITNESS WHEREOF, Penelec, as Transferor, has caused its name to be hereunto signed by R. J. Toole, its Vice President, and its corporate seal to hereunto affixed by William C. Matthews II, its Corporate Secretary, thereunto duly authorized this 23rd day of March, 1999.

                                          PENNSYLVANIA ELECTRIC COMPANY

                                          By:   /s/ R. J. Toole
                                                ----------------------

Attest:


  /s/ William C. Matthews
  -----------------------


Corporate SEAL

      IN WITNESS WHEREOF, CEI, as Transferee, has caused its name to be hereunto signed by Guy L. Pipitone, its Vice President, and its corporate seal to be hereunto affixed by Nancy C. Ashcom, its Corporate Secretary, thereunto duly authorized this 26th day of March, 1999.
                                                THE CLEVELAND ELECTRIC
                                                  ILLUMINATING COMPANY


                                                By:  /s/ Guy L. Pipitone
                                                     ----------------------
                                                      Guy L. Pipitone
                                                      Vice President

Attest:



  /s/ Nancy C. Ashcom
  -------------------
      Nancy C. Ashcom
      Corporate Secretary

Corporate SEAL

                                  VERIFICATION
                                  ------------



      The undersigned has read the foregoing application, knows the contents hereof, and believes the statements therein to be true.



  /s/ Guy L. Pipitone                     Dated:  March 26th 1999
------------------------------                    ------------------


      Subscribed and sworn before me, a notary public of the state of Ohio, this 26th day of March, 1999.



SEAL                                     /s/ Kevin Murphy
                                         -------------------------------
                                                Kevin P. Murphy
                                                Attorney at Law
                                         Notary Public, State of Ohio
                                     My Commission Has No Expiration Date
                                             Section O.R.C. 147.03

                                  VERIFICATION
                                  ------------



      The undersigned has read the foregoing application, knows the contents hereof, and believes the statements therein to be true.



  /s/ R. J. Toole                         Dated:  March 23rd, 1999
  ---------------                                 ---------------------
      R. J. Toole - Vice President
      Pennsylvania Electric Company

      Subscribed and sworn before me, a notary public of the state of New Jersey, this 23rd day of March, 1999.



SEAL                            /s/ Karin M. Beam
                              ------------------------------------------
                              print name
                              Notary Public in and for the State of
                              Pennsylvania, residing at
                              Johnstown, Combria County
                              My commission expires:  June 4, 2001


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